Exhibit 10.1

RECISSION AGREEMENT

This RESCISSION AGREEMENT (this “Agreement”) is dated as of December 7, 2010, between Trim Holding Group, a Nevada corporation (the “Company”), and Allkey Ltd., a United Kingdom registered entity (the “Shareholder”).

            WHEREAS, the Company and the Shareholder (the “Parties”) entered into that certain Purchase Agreement dated August 6, 2010 (the “Purchase Agreement”) for the purchase Six Million (6,000,000) shares of the common stock of the Company, par value US $0.0001 per share (the “Shares”) and Nine Million (9,000,000) warrants (the “Warrants”); and

WHEREAS, the Parties entered into that certain Registration Rights Agreement dated August 6, 2010 (the “Rights Agreement”) for the registration of the Shares and the Warrants;

WHEREAS, the Parties have agreed to rescind Purchase Agreement and the Rights Agreement, to return the Shares to the Company and to terminate the Warrants.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1.      Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to the Shareholder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Shareholder will be deemed to be an Affiliate of the Shareholder.

 “Commission” means the Securities and Exchange Commission.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability the Company, joint stock the Company, government (or an agency or subdivision thereof) or other entity of any kind.

                                               1

                        “Transfer Agent” means Bay City Transfer Agency and Registrar, Inc.

ARTICLE II
RESCISSION AND RETURN OF SHARES; CANCELLATION OF WARRANTS

As of the date of this Agreement, the Purchase Agreement and the Rights Agreement are rescinded and the Warrants are cancelled.  The Shareholder has returned all the Shares and the Warrants to the Transfer Agent and The Company for cancellation.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants Date to the Company as of the date hereof the following:

3.1       Organization; Authority.  The Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Shareholder of this Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Shareholder.  This Agreement has been duly executed by the Shareholder, and when delivered by the Shareholder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Shareholder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2       Title and Encumbrances.  The Shareholder is sole and beneficial owner of record of the Shares and the Warrants free and clear of all Liens, encumbrances, security agreements, equities, options, claims, charges, restrictions, except for the Purchase Agreement, and no other Person has any interest therein, including any security interest, Lien, claim of title, or other right to possess, own, claim, foreclose upon, or assert any interest in the Shares.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1       Securities Laws Disclosure; Publicity.  The Company shall issue a Current Report on Form 8-K, disclosing the material terms of this Agreement and filing of this Agreement as an exhibit thereto.  The Shareholder shall not issue a press release or otherwise make any such public statement without the prior consent of the Company, with respect to this Agreement.

4.2       Release of the Shareholder.  The Company does hereby remise, release, acquit and forever discharge the Shareholder and its owners, officers, directors, employees, agents, Affiliates, advisors and attorneys (collectively, the “Shareholder Released Parties”) of and from all manner of actions, causes of action, suits, debts, covenants, accounts, trespasses, contracts, agreements, damages, judgments, liabilities, losses, costs, expenses, and claims of any nature whatsoever, in law or equity, whether or not now or hereafter known, suspected or claimed, which the Company ever had, now has, or which he hereafter can, shall or may have or allege against the Shareholder or the Shareholder Released Parties upon or by reason of any matter, cause or thing from the beginning of the world to the date hereof related to the Purchase Agreement.

4.3       Release of the Company.  The Shareholder does hereby remise, release, acquit and forever discharge the Company and its shareholders, officers, directors, employees, agents, Affiliates, advisors and attorneys (collectively, the “Company Released Parties”) of and from all manner of actions, causes of action, suits, debts, covenants, accounts, trespasses, contracts, agreements, damages, judgments, liabilities, losses, costs, expenses, and claims of any nature whatsoever, in law or equity, whether or not now or hereafter known, suspected or claimed, which the Shareholder ever had, now has, or which it hereafter can, shall or may have or allege against the Company or the Company Released Parties upon or by reason of any matter, cause or thing from the beginning of the world to the date hereof related to the Purchase Agreement or the Shareholder’s ownership or investment in the Company.

ARTICLE V
MISCELLANEOUS

5.1       Fees and Expenses.  The Parties shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2       Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

5.3       Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

                        The Company:             Trim Holding Group

                                                            300 Center Ave. Suite 202

                                                            Bay City, MI 48708

                                                            Attn: Nitin Amersey

                        With a copy to:           Joyce, Thrasher, Kaiser & Liss, LLC

                                                            Five Concourse Parkway, Suite 2350

                                                            Atlanta, Georgia 30328

                                                            Attn: H. Grady Thrasher, IV, Esq.

                        The Shareholder:         Allkey Ltd.

                                                            57-61 Market Place

                                                            Cannock, Staffordshire WS11-1BP, England

                                                            Attn: Luciano Marinelli

5.4       Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5       Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Shareholder (other than by merger). The Shareholder may assign any or all of its rights under this Agreement to any Person to whom the Shareholder assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Shareholder.

5.7       No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

5.8       Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, USA without regard to the principles of conflicts of law thereof.

5.9       Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and the Warrants.

5.10     Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

5.13     Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, The Parties will be entitled to specific performance under the Transaction Documents.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14     Construction.  The Parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[Signatures Appear On Following Page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories, under seal, as of the date first indicated above.

                                                                        THE COMPANY:

                                                                        Trim Holding Group,

a Nevada corporation.

/s/ Louis Bertoli

By: Louis Bertoli

Title: President & C.E.O.

/s/ Nitin Amersey

By: Nitin Amersey

Title: C.F.O./Director

                                                                        THE SHAREHOLDER:

                                                                        Allkey Ltd.,

a United Kingdom registered entity.

                                                                        /s/ Luciano Marinelli

By: Luciano Marinelli

Title: President/Director